                                                                 CONFIDENTIAL

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             TERMINATION AGREEMENT

       This Termination Agreement ("Agreement") is entered into between Yahoo! Inc., a California corporation ("Yahoo"), and Rogers Media Inc. (formerly known as Rogers Multi-Media Inc.), a corporation organized under the laws of British Columbia ("Rogers"), effective as of the 6th day of January 1999.

                                   RECITALS:

       A. Yahoo and Rogers entered into that certain Yahoo Canada Affiliation Agreement, dated February 29, 1996 (the "Affiliation Agreement"), pursuant to which, among other things, Yahoo licensed certain intellectual property and development rights to Rogers with respect to the Yahoo Internet Directory and associated Internet services that have been customized and localized specifically for the Canadian market and which are currently offered through the Yahoo! Canada website ("Yahoo Canada").

       B. In December 1998, pursuant to the terms of the Affiliation Agreement, each of Yahoo and Rogers formally initiated a dispute resolution process in order to resolve differences arising under the Affiliation Agreement.

       C. On January 6, 1999, Yahoo and Rogers each executed and delivered a letter agreement (the "Letter Agreement") pursuant to which the parties agreed to terminate the Affiliation Agreement and to release each other from all claims arising out of or relating to the Affiliation Agreement.

       D. Pursuant to the terms of the Letter Agreement, Yahoo and Rogers agreed to enter into this Agreement, which is intended to supersede the Letter Agreement in its entirety.

                                     AGREEMENT:

       NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties agree to the following terms and conditions.

       1. TERMINATION OF AFFILIATION AGREEMENT. Subject to Section 13 below, Yahoo and Rogers agree that the Affiliation Agreement shall terminate in its entirety on the Termination Date (as defined below). In connection therewith, all licenses and other rights and obligations granted under the Affiliation Agreement shall terminate effective as of the Termination Date. Notwithstanding anything to the contrary in the Affiliation Agreement, no provisions thereof shall survive its termination. After the Termination Date, any and all rights and obligations of Yahoo and Rogers shall be governed exclusively by this Agreement and the exhibits attached hereto and such other documents contemplated hereby. Notwithstanding the foregoing, Sections 2.7, 2.9 and 2.11 only of the Affiliation Agreement shall terminate as of February 15, 1999 and neither Yahoo nor Rogers shall be bound by or have any obligations thereunder as of such date.

       2.     CONSIDERATION.

              2.1 PAYMENT BY YAHOO. As consideration for entering into this Agreement, and such other covenants and agreements set forth herein, on the Termination Date, Yahoo, or its affiliates, shall deliver to Rogers payments in the aggregate amount of Eighteen Million United States Dollars (US$18,000,000) (the "Termination Fee") inclusive of any and all sales, use, consumption, value-added, goods and services or other taxes incurred as a result of this Agreement and the transactions contemplated hereby. The Termination Fee shall be paid without interest in two installments, each of which shall be equal to 50% of the Termination Fee as follows:

                     (a) the first installment shall be paid on the Termination Date by wire transfer to an account designated by Rogers in the amount of Nine Million United States Dollars (US $9,000,000); and

                     (b) the second installment shall be paid in the form of an unsecured promissory note, bearing interest in accordance with its terms, substantially in the form attached hereto as EXHIBIT A (the "Promissory Note"), payable in full on April 1, 1999 to Rogers in the amount of Nine Million United States Dollars (US $9,000,000).

              2.2 PAYMENTS BY ROGERS. Rogers shall deliver to Yahoo by wire transfer to an account designated by Yahoo an aggregate amount equal to accrued but unpaid royalties due and payable to Yahoo by Rogers under the Affiliation Agreement as of the Termination Date in two installments to be paid as follows:

                     (a) on the Termination Date, an amount equal to the accrued but unpaid royalties as of January 31, 1999; and

                     (b) seven (7) days after the Termination Date, an amount equal to the accrued but unpaid royalties for the period of February 1, 1999 to the Termination Date.

The royalties payable by Rogers to Yahoo pursuant to the Affiliation Agreement shall be reduced after February 15, 1999 (as such may be prorated) by the "net loss", if any, incurred by Rogers with respect to the maintenance and operation of Yahoo Canada from February 15, 1999 until the Termination Date in the ordinary course of business consistent with past practices. The determination of "net loss" in regard to the maintenance and operation of Yahoo Canada shall be determined in accordance with Generally Accepted Accounting Principles as set forth by the Canadian Institute of Chartered Accountants from time to time. Only those payments, expenses, charges and other liabilities or accruals directly allocable to the maintenance and operation of Yahoo Canada by Rogers shall be utilized in determining the "net loss" of Yahoo Canada. In addition, interest charges for the financing of Rogers shall not be included in "net loss" other than interest directly allocable for the maintenance and operation of Yahoo Canada. Notwithstanding the foregoing, the parties agree that in no event shall Yahoo be responsible for any "net losses" incurred by Rogers in connection with the operation of Yahoo Canada that exceed the royalties payable by Rogers to Yahoo pursuant to the Affiliation Agreement for the period from February 15, 1999 to the Termination Date.

              2.3 ACCOUNTING. Together with the royalty payment payable by Rogers pursuant to Section 2.2 above, Rogers shall provide Yahoo with a complete and accurate accounting of the royalties payable by Rogers.

              2.4 TAXES. Except as otherwise provided in Section 2.5 of the Affiliation Agreement in regard to the payment set forth in Section 2.2 above, Rogers shall be solely responsible for the payment of any and all sales, use, consumption, value-added, goods and services or other taxes incurred as a result of this Agreement and the transactions contemplated hereby, and Rogers shall be solely responsible for the due and punctual payment and remittance of all such taxes to all applicable governmental authorities in Canada. In the event Yahoo is required by law to pay any interest or penalties in connection with the payment of taxes pursuant to the Affiliation Agreement as a result of actions or inactions on the part of Rogers, Rogers agrees to reimburse Yahoo for all such amounts paid and costs and expenses incurred by Yahoo in connection therewith, provided that Yahoo gives Rogers reasonable notice of such interest, penalties, costs and expenses prior to the payment thereof.

       3.     TERMINATION DATE.  The "Termination Date" shall be March 1,
1999.

       4. MUTUAL RELEASE. Subject to Section 13 and as of the Termination Date, the parties each fully release and discharge the other, and their respective officers, directors, employees, representatives and agents, and any affiliated corporations or companies from any and all potential and outstanding legal claims, actions, suits, duties, obligations, contracts, debts, demands, or causes of action whatsoever ("Claims"), whether known or unknown, whether in law or in equity, and whether past, future or present, arising out of, based upon, or relating to the Affiliation Agreement or any settlement or termination thereof, except for any Claims arising out of this Agreement.

       5. CONTRACTS RELATING TO YAHOO CANADA. Rogers and Yahoo acknowledge and agree that the termination of the Affiliation Agreement, the return of certain assets and the assignment of certain contracts by Rogers to Yahoo is not an acquisition of a business, and except for the contractual obligations set forth on EXHIBIT B attached hereto (the "Assigned Contracts") or as otherwise expressly provided herein, Yahoo shall not assume or perform, and shall not be responsible for performing or satisfying, any of the duties, liabilities, obligations or agreements of Rogers, whether or not arising out of or relating to the Affiliation Agreement, including, but not limited to, any liabilities or other obligations arising in connection with the employment of Rogers' employees or the termination thereof, taxes, indebtedness, royalty payments, claims or legal proceedings and contractual obligations arising on or before the Termination Date. As of the Termination Date, Rogers assigns and transfers to Yahoo, and Yahoo assumes, all of the rights and obligations under the Assigned Contracts.

       6. RETURN OF ASSETS. As of the Termination Date, Rogers shall return or cause to be returned to Yahoo all of the assets set forth on EXHIBIT C attached hereto (the "Returned Assets").

To the extent Rogers has any interests in such Returned Assets at the Termination Date, Rogers transfers and assigns to Yahoo, as of the Termination Date, all of its right, title and interest in and to the Returned Assets free and clear of any and all liens, claims, equities and encumbrances of any nature. In the event that the URL "www.yahoo.ca" is not able to be transferred to Yahoo or its affiliate or designee on or prior to the Termination Date, Rogers shall license exclusively to Yahoo all rights to use the URL "www.yahoo.ca" for the period after the Termination Date up to and including December 31, 1999 in exchange for a royalty of One United States Dollar (US $1). If not assigned on or prior to the Termination Date, the URL "www.yahoo.ca" shall be assigned by Rogers to Yahoo or its affiliate or designee in consideration of One United States Dollar (US $1) on December 31, 1999 or such earlier date as requested in writing by Yahoo.

       7.     REPRESENTATIONS AND WARRANTIES.

              7.1 REPRESENTATIONS AND WARRANTIES OF ROGERS. Rogers hereby represents and warrants as of the date hereof and as of the Termination Date as follows:

                     (a) AUTHORITY. Rogers has the requisite corporate power and authority to execute and deliver this Agreement. This Agreement, and the consummation by Rogers of its obligations contained herein, have been duly authorized by all necessary corporate action of Rogers and the Agreement has been duly executed and delivered by Rogers.

                     (b) BINDING EFFECT. This Agreement is a valid and binding agreement of Rogers, and is enforceable against Rogers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and general principles of equity.

                     (c) RETURNED ASSETS. To the extent that Rogers has any interest in the Returned Assets, Rogers has the right, power and authority to transfer the Returned Assets, and the Returned Assets shall be transferred to Yahoo, free and clear of all liens, claims, equities and encumbrances of any type or nature, other than the interests of Yahoo in the Returned Assets.

                     (d) CONTRACTS AND COMMITMENTS. Except for the Assigned Contracts set forth on EXHIBIT B, neither Rogers nor any of its affiliates, is a party to any contracts, agreements, licenses or commitments which relate to Yahoo Canada, which could prevent or hinder consummation of the transactions contemplated hereby or which could affect Yahoo's title to the Returned Assets or the Assigned Contracts or to Rogers' knowledge after reasonable inquiry, materially affect Yahoo's ability to operate Yahoo Canada. Rogers has provided Yahoo with true and correct copies of all of the Assigned Contracts. Each of the Assigned Contracts is a valid and binding obligation of Rogers and is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and general principles of equity. Rogers is not, and is not aware that any other party to any of the Assigned Contracts is, in breach of the Assigned Contracts, and Rogers is not aware of any facts or circumstances that have occurred which, through the passage of time or the giving of notice, would result in a breach thereof. Except for the Assigned Contracts, Rogers does not have any debts, obligations, liabilities or commitments of any nature relating to Yahoo Canada which may result in any claim against, or an obligation of, Yahoo.

                     (e) EMPLOYEES. None of the employees of Rogers who provide services for Yahoo Canada is a party to a collective bargaining agreement, a written employment agreement or an oral agreement which would be binding on Yahoo, with Rogers, or an affiliate of Rogers. To the best of Rogers' knowledge, no such employee is in violation of any term of any proprietary information or nondisclosure agreement, non-competition agreement or any other agreement affecting the relationship between such employee and Rogers. Rogers has no collective bargaining agreement with any of its employees and to the best of Rogers' knowledge, there is no labor union organizing activity pending or threatened, in either case with respect to Rogers' employees who are employed in connection with Yahoo Canada.

                     (f) LITIGATION. There is no action, suit, proceeding or investigation before any court or before or by any governmental department, agency or authority or before any arbitrator, except for the disputes between the parties hereto under the Affiliation Agreement, of any kind, that is pending or, to the best of Rogers' knowledge, threatened against Rogers relating to Yahoo Canada or which seeks to stay or enjoin the transactions contemplated by this Agreement or materially impair the operations of Yahoo Canada.

                     (g) CONSENTS. Rogers has not contravened or breached, and Rogers' consummation of, and performance of the obligations under, this Agreement will not cause any contravention or breach of, any laws, regulations, approvals, consents, orders, authorizations, registrations or filings with any governmental agency or third party in any manner or to any extent, that would interfere with, prevent or limit Rogers' performance of its obligations under this Agreement or which could have material adverse effect on the operations of Yahoo Canada.

              7.2 REPRESENTATIONS AND WARRANTIES OF YAHOO. Yahoo hereby represents and warrants as of the date hereof and as of the Termination Date as follows:

                     (a) AUTHORITY. Yahoo has the requisite corporate power and authority to execute and deliver this Agreement. This Agreement, and the consummation by Yahoo of its obligations contained herein, have been duly authorized by all necessary corporate action of Yahoo and the Agreement has been duly executed and delivered by Yahoo.

                     (b) BINDING EFFECT. Each of this Agreement and the Promissory Note, when executed and delivered, shall be a valid and binding agreement of Yahoo, and is enforceable against Yahoo in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and general principles of equity.

                     (c) LITIGATION. There is no action, suit, proceeding or investigation before any court or before or by any governmental department, agency or authority or before any arbitrator, except for the disputes between the parties hereto under the Affiliation Agreement and applications with respect to Regulatory Consents (as defined in Section 9.4), of any kind, that is pending or, to the best of Yahoo's knowledge, threatened against Yahoo relating to Yahoo Canada or which seeks to stay or enjoin the transactions contemplated by this Agreement.

                     (d) CONSENTS. All approvals, consents, orders, authorizations, registrations and filings with any governmental authority or third party required on the part of Yahoo in connection with the valid execution, delivery and performance of this Agreement and the transactions contemplated hereby have been obtained, or will be effective, as of the Termination Date.

       8.     POST-TERMINATION DATE SERVICES.

              8.1    SERVICES BY ROGERS.   During the period of time
commencing with the Termination Date and ending on the dates set out in Exhibit D or in any event not later than May 31, 1999, for no additional consideration, Rogers shall supply the services to Yahoo set out in EXHIBIT D.

              8.2 SERVICES BY YAHOO. During the period of time commencing with the Termination Date and ending on the dates set out in Exhibit D or in any event not later than May 31, 1999, for no additional consideration, Yahoo shall perform the obligations set out in EXHIBIT D.

              8.3 COMPANY REPRESENTATIVES. In order to facilitate the provision of services contemplated by Section 8, Yahoo and Rogers hereby appoint Maury Zeff, and Mike Abramsky, or in his absence Brian Segal, as their respective representatives for this purpose. Each of Yahoo and Rogers shall cause such representatives to be available upon reasonable notice to assist in the provision of such Services. All requests for information or services shall be directed to the representative(s) of the party identified in EXHIBIT D.

       9.     OTHER AFFIRMATIVE COVENANTS.

              9.1 ACCESS TO INFORMATION; AUDITS. From and after the date hereof and for a period of six (6) months after the Termination Date, Rogers agrees to permit access to, and shall make available to Yahoo's representatives, the properties, books and records and such other documentation of Rogers relating to the operations of Yahoo Canada as may be reasonably requested by Yahoo to facilitate the transactions contemplated by this Agreement. For a period of six (6) months following the Termination Date, Yahoo shall have the right, upon five (5) business days notice and at its own expense, to audit during regular business hours the books and records of Rogers that are relevant to the royalty payment pursuant to Section 2.2 of this Agreement.

              9.2 FURTHER ASSURANCES. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate as promptly as practicable the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the parties shall use good faith efforts to provide the services set forth in Section 8, subject to the limitations set forth in
Section 16.4.

              9.3 REGULATORY MATTERS. Rogers and Yahoo shall each use commercially reasonable efforts to obtain and assist the other party to obtain promptly all U.S. and Canadian regulatory and governmental approvals, consents, authorizations and filings which such other party deems advisable, upon the advice of legal counsel, and of which such party provided written notice prior to the Termination Date ("Regulatory Consents").

              9.4 NOTICE OF CLAIMS. In the event that Rogers receives or is provided notice of any claim or threatened suit, action or proceeding prior to the Termination Date that it reasonably believes is likely to rise to the level of any suit, action or proceeding described in Section 13.1(d), Rogers shall provide notice of same to Yahoo as soon as practicable.

              9.5 CONFIDENTIALITY OBLIGATIONS. Neither party shall induce or encourage any former employee of the other party to disclose any Confidential Information of the other party, breach any duties or obligations owed to the other party, or breach any non-disclosure, confidentiality or employment agreement of such former employee with the other party.

       10. ROGERS' EMPLOYEES. Rogers acknowledges that Yahoo shall not have, and is not under, any obligation to employ any of the Rogers' employees who provide services that relate to Yahoo Canada. Without limiting the generality of the foregoing, Rogers agrees that Yahoo shall not be responsible for performing or satisfying any of the liabilities or obligations of Rogers relating to any employees of Rogers, including, but not limited to, employee benefits, severance or termination payments, arising on or prior to the Termination Date. Rogers further acknowledges, however, that Yahoo may desire, but is not obligated, to employ a limited number of key employees of Rogers' dedicated to Yahoo Canada and listed in EXHIBIT E, and Rogers agrees not to interfere with the employment by Yahoo of such employees listed on EXHIBIT E. Rogers agrees to provide Yahoo with all information relating to the compensation and benefits of the employees listed on EXHIBIT E, including, without limitation, all termination, severance, holiday, vacation, pregnancy and parental leave benefits and accruals related thereto, except to the extent that providing such information would violate confidentiality obligations of Rogers. For greater certainty, nothing in this Agreement shall preclude Rogers from dealing with its employees listed in EXHIBIT E in the normal course, including offering raises and bonuses in the ordinary course of business consistent with past practices. Nothing in this Agreement shall preclude Rogers from attempting to retain any of its employees not listed in EXHIBIT E. All liabilities or obligations relating to any employees of Yahoo who are former employees of Rogers arising after such employee terminates his or her employment with Rogers shall be the responsibility of Yahoo. All liabilities or obligations relating to any employees of Rogers not employed by Yahoo after the Termination Date shall remain the responsibility of Rogers.

       11.    CONFIDENTIALITY.

              11.1 CONFIDENTIALITY COVENANT. All information concerning each party to this Agreement, whether disclosed prior to or after the date hereof, including, without limitation, all commercial, financial, sales, marketing, technological, customer and software information, is deemed to be proprietary and confidential information of the disclosing party ("Confidential Information"). Each party agrees not to disclose or use, other than as required to perform its obligations under this Agreement, the other party's Confidential Information in any manner whatsoever without the prior written consent of the disclosing party. Each of the parties hereto shall cause its officers, directors, employees, representatives and agents ("Representatives") to observe the terms of this Section 11 and will be responsible for any breach of this Section 11 by any of its Representatives. Confidential Information does not include information that (a) is or becomes publicly available other than by disclosure by the receiving party, (b) is or becomes available to the receiving party from a source that is not prohibited from disclosing such information, (c) is or was known to the receiving party prior to receipt of such information by the disclosing party, as evidenced by prior written records of the receiving party, or (d) is required to be disclosed, on the advice of legal counsel, by law, regulation or legal process; provided, where not precluded by law, regulation or legal process, the receiving party provides the disclosing party with reasonable notice of such obligation to allow the disclosing party sufficient time to object. Except for that Confidential Information that the receiving party is required to maintain by law or regulation, such as accounting records, invoices and sales reports, as soon as practicable after the Termination Date, the recipient of any Confidential Information of the other party hereto shall (a) promptly destroy such Confidential Information in its possession or (b) promptly deliver to the disclosing party such Confidential Information, at the option of the disclosing party. In the event of any conflict between this Section 11 and the Affiliation Agreement with respect to obligations of confidentiality prior to the Termination Date, this Section 11 shall prevail.

              11.2   CERTAIN ROGERS INFORMATION INCLUDED.    The parties
agree, confirm and acknowledge that, except as provided in this Section 11.2, all Rogers' customers, subscribers, advertisers and all Canadian market information, and all information concerning such customers, subscribers, advertisers and the Canadian market (including without limitation their identity and the identity of the Yahoo System in their possession, as defined in the Affiliation Agreement), shall be (and is hereby deemed to be) the sole and exclusive property, and confidential information, of Rogers, and shall be included in the definition of Rogers' "Confidential Information" set out in
Section 11.1 hereof. Rogers hereby grants Yahoo an unrestricted, perpetual and royalty-free right to use all information provided to Yahoo by Rogers pursuant to this Agreement for its internal commercial purposes.

       12. YAHOO INTELLECTUAL PROPERTY. Yahoo retains all rights, title and interest in and to its trade secrets, trademarks, know-how, copyrights, patents, trade dress and other proprietary rights ("Yahoo Intellectual Property") that were licensed to Rogers under the Affiliation Agreement or otherwise a subject of the Affiliation Agreement and nothing contained in the Affiliation Agreement, this Agreement or otherwise shall be deemed to grant Rogers any interest therein. Without limiting the generality of the foregoing, after the date hereof, Rogers shall have no right to use any of the Yahoo Intellectual Property in any manner whatsoever, except as mutually agreed for purposes of providing services under Section 8. Notwithstanding the foregoing, Yahoo acknowledges that nothing in this Agreement shall preclude Rogers from retaining and using all industry and trade knowledge, know-how and intellectual property of general application which was not acquired or developed by Rogers for the primary purpose of, and primarily in connection with Yahoo Canada or such intellectual property rights, developed by or on behalf of Rogers as Rogers Yahoo Canada Intellectual Property (as defined in the Affiliation Agreement), that are listed on EXHIBIT F attached hereto.

       13.    CONDITIONS TO CLOSING.

              13.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF YAHOO. The obligations of Yahoo to consummate the transactions contemplated under this Agreement shall be subject to the satisfaction or waiver of the following conditions prior to or as of the Termination Date:

                     (a) UNDISCLOSED LIABILITIES. There shall be no liability of Rogers, contingent or otherwise, other than the Assigned Contracts, which would become material obligations of Yahoo as a result of the transactions contemplated hereby.

                     (b)    CONSENTS.  All material consents or
authorizations required pursuant to the Assigned Contracts shall have been obtained.

                     (c) LITIGATION. There shall not be any injunction, court order or order of an administrative tribunal (A) staying or enjoining the transactions contemplated by this Agreement, including, without limitation, Yahoo's ownership rights relating to Yahoo Canada or the Returned Assets or (B) otherwise materially impairing the operations of Yahoo Canada.

                     (d)    URL.  Rogers shall have caused Yahoo
Communications, Inc. to convey, or if unable to do so as contemplated in
Section 6 hereof, to license, the URL "yahoo.ca" to Yahoo, or an affiliate or designee of Yahoo, and to change its corporate name such that there is no reference to the name Yahoo or any confusingly similar variant.

                     (e) ROYALTY PAYMENTS. Yahoo shall have received the first of the royalty payments set forth in Section 2.2 of this Agreement.

              13.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF ROGERS. The obligations of Rogers to consummate the transactions contemplated under this Agreement shall be subject to the satisfaction or waiver of the following conditions prior to or as of the Termination Date:

                     (a) LITIGATION. There shall not be any injunction, court order or order of an administrative tribunal staying or enjoining the transactions contemplated by this Agreement.

                     (b) PAYMENTS BY YAHOO. Rogers shall have received the first installment of the Termination Fee and the Promissory Note, or payment in lieu thereof, in the

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amount of the second installment of the Termination Fee.

       14. TERMINATION. This Agreement shall terminate upon the earliest of (a) at the option of Rogers, the failure to satisfy any of the conditions set forth in Section 13.2 hereof as of the Termination Date, or (b) at the option of Yahoo, the failure to satisfy any of the conditions set forth in
Section 13.1 hereof as of the Termination Date. Upon termination of this Agreement for any reason (i) Yahoo and Rogers shall each continue to be bound by the terms of the Affiliation Agreement, and each party shall perform its respective obligations thereunder, as such obligations existed immediately prior to the execution of the Letter Agreement; and (ii) either party may proceed with the dispute resolution process requirements of the Affiliation Agreement with respect to the Disputes (as defined in Section 15 below).

       15. DISPUTE RESOLUTION PROCESS. Yahoo and Rogers agree that the dispute resolution process requirements of the Affiliation Agreement with respect to the disputes (the "Disputes") set forth in Rogers' letter of December 8, 1998 and Yahoo's letter of December 9, 1998 are suspended and that neither party shall take any additional steps or proceedings to prosecute such Disputes, or to otherwise pursue the Disputes under the provisions of the Affiliation Agreement, during the term of this Agreement. In the event of a termination of this Agreement for any reason, either party may proceed with the dispute resolution process set forth in the Affiliation Agreement regarding the Disputes. Upon consummation of the transactions contemplated by this Agreement, the arbitration proceedings initiated under the Affiliation Agreement with respect to the Disputes shall irrevocably terminate.

       16.    LIABILITY

              16.1 INDEMNIFICATION BY ROGERS. Rogers shall indemnify and hold harmless Yahoo against any and all losses, liabilities, claims and expenses, including reasonable attorneys' fees and costs ("Losses"), sustained by Yahoo resulting from, arising out of, or in connection with (i) any material inaccuracy in, breach of, or non-fulfillment of any representation, warranty, covenant or other obligation of Rogers contained in this Agreement, (ii) any liability or obligation of Rogers not specifically assumed by Yahoo or (iii) any claim by a third party or governmental or regulatory authority relating to the period prior to the Termination Date and in respect of which Rogers would have been required to indemnify Yahoo under subsection 5.2(2) of the Affiliation Agreement if that Agreement were not terminated; provided that the indemnification procedures and any remedies to enforce such obligations shall be governed solely by this Agreement.

              16.2 INDEMNIFICATION BY YAHOO. Yahoo shall indemnify and hold harmless Rogers against any and all Losses sustained by Rogers resulting from, arising out of, or in connection with (i) any material inaccuracy in, breach of, or non-fulfilment of any representation, warranty, covenant or agreement made by or other obligation of Yahoo contained in this Agreement and/or the Promissory Note, (ii) Yahoo's failure to satisfy or otherwise discharge any obligations under the Assigned Contracts after the Termination Date, (iii) any claim by a third party or governmental or regulatory authority relating to Yahoo's operation of Yahoo Canada after the Termination Date, (iv) any claim by a third party or

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governmental or regulatory authority relating to the period prior to the
Termination Date and in respect of which Yahoo would have been required to indemnify Rogers under subsection 5.2(1) of the Affiliation Agreement if that Agreement were not terminated, provided that the indemnification procedures and any remedies to enforce such obligations shall be governed solely by this Agreement, and (v) any actual or threatened claim that the performance by Rogers of its obligations under this Agreement after the Termination Date, infringes, breaches, or harms in any manner or to any extent the Intellectual Property Rights (as that term is defined in the Affiliation Agreement) of any other person, provided Rogers acts in a commercially reasonable manner.

              16.3 PROCEDURES. In the event any third party asserts any claim with respect to any matter as to which the indemnities in this Agreement relate, the party against whom the claim is asserted (the "Indemnified Party") shall give prompt notice to the other party (the "Indemnifying Party"), and the Indemnifying Party shall have the right at its election to take over the defense or settlement of the third party claim at its own expense by giving prompt notice to the Indemnified Party. If the Indemnifying Party does not give such notice and does not proceed diligently so to defend the third party claim within 30 days after receipt of the notice of the third party claim, the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to those claims and shall reimburse the Indemnified Party for its Losses and expenses related to the defense or settlement of the third party claim. The parties shall cooperate in defending against any asserted third party claims. For purposes of this Section 16, the indemnification of the Indemnified Party shall also include the indemnification of the Indemnified Party's employees, agents, affiliates, and third parties performing services for the Indemnified Party.

              16.4 LIMITATION OF LIABILITY. Any claim under this Agreement with respect to any breach of warranty by either party must be brought within eighteen months of the Termination Date. Rogers and Yahoo each agree that each party's liability to the other party for any and all direct harm, liability, expense, cost, loss or damage, whether in negligence, tort, equity, contract or otherwise, arising out of, or in connection with, this Agreement shall be strictly limited in the aggregate, in respect of each and all incidences or occurrences, to US$18 million, provided that Rogers' liability arising out of, or in connection with Section 8.1 shall be strictly limited in the aggregate to US$500,000. EXCEPT WITH RESPECT TO THE PROVISIONS OF SECTIONS 16.1 AND 16.2 HEREOF, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, THIRD PARTY, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY EXPENSES, COSTS, LIABILITY, LOSS, OR DAMAGE WHATSOEVER (EVEN IF THAT PARTY HAS BEEN ADVISED OF SUCH DAMAGES.)

       17. PUBLICITY. Neither party to this Agreement shall publicly disclose the existence or nature of this Agreement without the consent of the other party, which shall not be unreasonably withheld; provided, however, that either party may, without the prior consent of the other party, issue a press release or otherwise publicly disclose this Agreement if, upon the advice of legal counsel, such disclosure is required by law or the rules or regulations governing the securities exchange on which such party's securities are registered for trading; provided further, however, that such party shall use its best efforts to provide twenty-four (24) hours prior notice of such required release.

       18.    MISCELLANEOUS.

              18.1 GOVERNING LAW; VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts between residents of that State and executed in and to be performed in that State. The parties hereto agree that any claim, suit or action brought to enforce the terms of this Agreement shall be brought in the State of New York before a judge alone and the parties hereby consent to the personal jurisdiction of such State.

              18.2 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire agreement between the parties hereto relating to the subject matter hereof and shall supersede and replace in its entirety the Letter Agreement. There are not and shall not be any oral statements, representations, warranties, undertakings or agreements between the parties.

              18.3 AMENDMENTS; WAIVER. This Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto. No waiver of any provision of this agreement or any breach hereunder shall be valid or effective unless such waiver is set forth in writing and signed by the party giving such waiver; and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature or any other breach of the other party.

              18.4 COUNTERPARTS. This Agreement may be executed in several counterparts which shall constitute one agreement. Facsimile signatures shall be binding.

              18.5 ASSIGNMENT. This Agreement may not be assigned without the written consent of the parties hereto; provided, however, that either party shall be entitled to assign its rights hereunder, in whole or in part, to one or more of its affiliates. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

              18.6 ATTORNEYS' FEES. Should any lawsuit, action or proceeding be brought to enforce the rights or obligations relating to this Agreement, the prevailing party shall be entitled to be reimbursed by the other party for all reasonable attorneys' fees, expenses and costs incurred as a result thereof.

              18.7 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              18.8 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, one day following mailing by a reputable overnight courier or by facsimile transmission with confirmation of receipt or five business days following mailing by registered or certified mail addressed: (i) if to Yahoo, 3420 Central Expressway, Santa Clara, California 95051, facsimile number (408) 731-3400, attn: Heather Killen and Douglas P. Feick, or (ii) if to Rogers, 777 Bay Street, Toronto, Canada M5W 1A7, facsimile number (416) 593-3175, attn: Timothy Root, with a copy to 333 Bloor Street East, 10th Floor, Toronto, Ontario, Canada, M4W 1G9, facsimile number: (416) 935-3548, attn: David Miller, or at such other address or facsimile number as either Yahoo or Rogers shall have furnished to the other party.

              18.9 MUTUAL DRAFTING. Each party has cooperated in the negotiations, drafting, and preparing of this Agreement. Therefore, no provision of this Agreement shall be construed against any party by reason of the fact that such party or its legal counsel was the draftsperson of such provision.

              18.10 HEADINGS. The headings of the paragraphs of this Agreement are included for purposes of convenience only and shall not affect the interpretation of any of its provisions.

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by officers duly authorized as of the date first written above.

                                       YAHOO! INC.


                                       By:
                                           -----------------------------------

                                       Its:
                                           -----------------------------------


                                       ROGERS MEDIA INC.

                                       By:
                                           -----------------------------------

                                       Its:
                                           -----------------------------------


                                       By:
                                           -----------------------------------

                                       Its:
                                           -----------------------------------

                                     EXHIBIT A

                              FORM OF PROMISSORY NOTE

          FOR VALUE RECEIVED, Yahoo! Inc. hereby promises to pay to or to the order of Rogers Media Inc. on or before April 1, 1999 the principal amount of $9,000,000, in lawful money of the United States of America, together with any interest accrued thereon as hereinafter provided.

          The principal amount under this promissory note (the "Note") remaining unpaid and outstanding from time to time shall bear interest from and after the business day following April 1, 1999, at a rate equal to the Prime Rate plus one percent per annum, compounded and payable monthly in arrears on the last business day of each month. All compounded interest hereunder remaining unpaid and outstanding from time to time shall bear interest at the same rate and shall be compounded in the same manner as the unpaid principal amount hereof. Such interest shall accrue on a day-to-day basis.

          For the purposes of this Note, "Prime Rate" shall mean a rate per annum equal to the annual variable rate of interest quoted or published from time to time as the prime rate of interest charged by the Royal Bank of Canada for commercial loans in United States dollars made by it in Canada.

          The whole or any part of the principal amount of this Note may be prepaid by the undersigned at any time or from time to time without notice, bonus or penalty of any kind.

          The undersigned hereby waives presentment for payment, notice of non-payment, protest and notice of protest and hereby agrees to pay all reasonable costs and expenses (including all reasonable legal costs) paid or incurred in collecting any amount due and payable hereunder after demand for payment thereof has been made.

          This Note shall enure to the benefit of the holder hereof and its successors and assigns and shall be binding on the undersigned and its successors and assigns.

          This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein. The undersigned hereby attorns to the non-exclusive jurisdiction of the courts of the State of New York.

          DATED as of the ___th day of ______________, 1999.

                                       YAHOO! INC.

                                       By:
                                           ----------------------------------

                                       Its:
                                           -----------------------------------

                                   EXHIBIT B

                               ASSIGNED CONTRACTS

- Linking Agreement between Rogers and Microsoft Network, LLC, dated January 23, 1998. (The consent to assignment required pursuant to this Agreement shall not be a material consent for the purposes of
     Section 13 hereof).

- Advertising and Insertion Orders set forth on Schedule 1 attached hereto, together with such additional advertising orders for Yahoo Canada that may be entered into up to the Termination Date.

                                   SCHEDULE 1
                                  TO EXHIBIT B

INSERTION ORDER                                                              $
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
                                                                      ---------
                                                                            [*]
                                                                      ---------
                                                                      ---------

                                      17

[*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
[*]                                                                         [*]
                                                                      ---------
                                                                            [*]
                                                                      ---------
[*]                                                                         [*]
                                                                      ---------
                                                                      ---------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.


                                   EXHIBIT C

                                RETURNED ASSETS

-    URL (www.yahoo.ca) for Yahoo Canada

-    Products and merchandise that incorporate Yahoo brand features.

                                     EXHIBIT D

                       POST-TERMINATION SERVICES/OBLIGATIONS

COORDINATORS:

ROGERS COORDINATORS. Questions and requests for information from Yahoo! Inc. ("Yahoo") should be directed in writing, whether by e-mail or facsimile, first to [*] and then to the following representatives from Rogers Media Inc. ("Rogers"):

     -    Technical issues for platform, DNS, hosting, etc.:  [*]

     -    Technical issues for content feeds and content partners:  [*]

     -    Sales, ad serving and insertion order issues:  [*]

     -    Financial reconciliation issues:  [*]

     -    All other general issues:  [*]

YAHOO COORDINATORS. Questions and requests for information from Rogers should be directed by email (or in writing, if necessary, by facsimile), to [*] and to the following representatives from Yahoo! Inc. ("Yahoo"), as applicable:

     -    Technical, hosting and engineering issues:  [*]

     -    Sales, ad serving and insertion order issues:  [*]

     -    Financial issues:  [*]

     -    Content and production issues:  [*]

     -    Marketing, PR and communication issues:  [*]; and

     -    All other general issues:  [*].

OBLIGATIONS OF YAHOO AND ROGERS:

HOSTING:

     ROGERS OBLIGATIONS:

     - Rogers shall, until two weeks after Rogers has sent written authorization to the Canadian domain registry to transfer "www.yahoo.ca" to Yahoo, continue operating and maintaining "www.yahoo.ca" in the ordinary course of business, consistent with past practices, and agrees to use commercially reasonable efforts not to cause any disruptions or cessation of Yahoo's services in Canada.

     - Rogers will assist in the switchover in terms of file transfer assistance, remote machine access, and any other server aid required during this switchover. Any such

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          requests for assistance shall be sent in writing to the appropriate Coordinator for Rogers. Rogers will use reasonable efforts to respond to requests in a timely fashion.

     - Except as may be required by law or regulation, Rogers will permanently remove and destroy all Confidential Information of Yahoo in its possession within 10 business days after its servers are switched off, but in any event no later than March 31, 1999. Rogers will provide Yahoo with a letter confirming such removal and destruction.

     - Rogers will assist in the transfer of "www.yahoo.ca" to Yahoo, including providing its assent to the CA Domain Registrar requesting the transfer of the "www.yahoo.ca" domain from Yahoo Communications Inc. to a Canadian corporation owned by Yahoo. As soon as practicable, Rogers shall send written authorization to the Canadian domain registry to transfer "www.yahoo.ca" to Yahoo.

     YAHOO OBLIGATIONS:

     - Yahoo shall be responsible for the set up and operations of its servers.

     - Yahoo shall be responsible for the transfer of the "www.yahoo.ca" domain to Yahoo and the transition and propagation of the IP address through the Internet; provided that Rogers shall provide its assent to the transfer as soon as practicable.

     - Except as may be required by law or regulation or as otherwise provided in the Termination Agreement, Yahoo will permanently remove and destroy all Confidential Information of Rogers in its possession within 10 business days after the transfer of the URL, but in any event no later than March 31, 1999. Yahoo will provide Rogers with a letter confirming such removal and destruction.

AD SERVING AND SALES:

     ROGERS OBLIGATIONS:

     - On the Termination Date, Rogers shall provide a final sales reports for each account up to March 1, 1999.

     - On the Termination Date, Rogers shall provide a list of current, active 'high-level' prospects to Yahoo up to March 1, 1999.

     - Rogers shall provide a final sales report for each current account on the Termination Date. In addition, within 15 days of the Termination Date, Rogers shall provide a list of accounts, together with any available contact information, that were approached during the previous 12 month period by Rogers personnel assigned to sell advertising on Yahoo Canada and for which Rogers has maintained a written record (e.g., ACT information maintained by [*] and [*]). For the period from the Termination Date to March 31, 1999, to the extent Yahoo requires any additional explanation about specific accounts, Rogers will attempt to answer any questions directed to the appropriate Coordinator on a timely basis.

     YAHOO OBLIGATIONS

     - From the date of transition of the ad serving operations from Rogers to Yahoo, but in any event no later than the Termination Date, Yahoo shall be responsible for ad

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          serving, including ensuring the correct content and placement of all advertising on the site.

     - Following the Termination Date, Yahoo shall be responsible for all sales activities and pre-sales and post-sales communications with advertising customers.

BILLING, RECONCILIATION, FINANCE:

     ROGERS OBLIGATIONS:

     - Rogers shall have billed all accounts to the end of February, and will prepare a final reconciliation of accounts, costs and royalty obligations as of February 15, 1999 and the Termination Date, so that Yahoo receives the appropriate portion of royalties (determined on the basis of number of days) up to the Termination Date, for which purposes account shall be taken of any "net loss" of Rogers, as contemplated by Section 2.2 of the Termination Agreement. Rogers shall provide a complete accounting of any such "net losses" and the calculation of the amounts payable to Yahoo.

     - Rogers shall provide to Yahoo complete copies of all current, active advertising and insertion orders and all creative and other salient information regarding such advertising and insertion orders.

     - As soon as practicable, but in any event no later than March 31, 1999, Rogers shall provide Yahoo with the following financial materials.
          For the period from the Termination Date until March 31, 1999, to the extent Yahoo requires any additional explanation regarding the financial materials, Rogers will attempt to answer any questions directed to the appropriate Coordinator on a timely basis.

               1. Listing of all invoices by month from inception to Termination Date.

               2.   Listing of all cash receipts from inception to Termination
                    Date.

               3. Listing of all adjustments and bad debts from inception to Termination Date.

               4. Overall proof and reconciliation of accounts receivable balance and royalty revenues.

               5. Detail of any unbilled receivables, if any, as of the Termination Date.

               6. Detail of current deferred revenue (unmet page view obligations, prepaid campaigns) as of the Termination Date.

     YAHOO OBLIGATIONS:

     - Yahoo shall be responsible for all subsequent billing of accounts from and after March 1, 1999.

CONTENT:

     YAHOO OBLIGATIONS:

     - From the date of transition of the site hosting operations from Rogers to Yahoo, Yahoo shall be responsible for all content on Yahoo Canada site.

STAFF, RETURNED ASSETS AND OTHER MATTERS:

     ROGERS OBLIGATIONS:

     - Rogers will arrange to redirect in a timely manner to Yahoo any correspondence, email, payments or other materials it receives in respect of Yahoo Canada after the Termination Date.

     - As soon as practicable following the Termination Date, Rogers shall send the tangible Returned Assets to The Exchange Tower, 1800-130 King Street West, Office #1871, Toronto, Ontario M5X 1E3. Rogers shall provide notice to Yahoo prior to shipment.

     YAHOO OBLIGATIONS:

     - Yahoo will arrange to redirect to Rogers in a timely manner any correspondence, email, payments or other materials its receives through the "www.yahoo.ca" site or otherwise after the Termination Date that relates to Rogers or to Yahoo Canada prior to the Termination Date.

                                   EXHIBIT E

                             KEY YAHOO CANADA EMPLOYEES

[*]
[*]
[*]
[*]
[*]
[*]

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT F

                   ROGERS YAHOO CANADA INTELLECTUAL PROPERTY

     All industry and trade knowledge, know-how and intellectual property of general application which was not acquired or developed by Rogers for the primary purpose of, and primarily in connection with Yahoo Canada, and the following modifications, revisions, additions, customizations and enhancements made by Rogers to the Yahoo Internet Directory pursuant to the Affiliation Agreement:

     -    Application software for parsing Canadian Press news feed

     -    Today's News

     -    Weekly Picks

     -    NHL

     -    Holiday Shop Online

     After execution of this Agreement and prior to the Termination Date, Yahoo shall perform a review of the Rogers Yahoo Canada Intellectual Property (as defined in the Affiliation Agreement), together with other Rogers intellectual property associated and used with Yahoo Canada, to determine its applicability in connection with the maintenance and operation of Yahoo Canada. In the event that Yahoo determines, at any time within one month after the Termination Date, that any such Rogers Yahoo Canada Intellectual Property or other Rogers intellectual property associated and used with Yahoo Canada is reasonably necessary for the maintenance and operation of Yahoo Canada, then as of the Termination Date Rogers shall grant to Yahoo a non-exclusive, perpetual royalty-free license to use same for maintenance and operation of Yahoo Canada following the Termination Date. THE FOREGOING LICENSES SHALL BE PROVIDED "AS IS", AND ROGERS HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE FOREGOING INTELLECTUAL PROPERTY, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.